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              American Century Mutual Funds, Inc.
              Exhibit 77O
              For the period ending 4/30/2008

Fund          Issuer                                         Ticker          Principal Amount   Amount Purchased

FUNDEQ        SemGroup Energy Partners, L.P.                 SGLP               $ -            $   1,195,000.00


Fund          Issuer                                         Ticker            Trade Date      Price

FUNDEQ        SemGroup Energy Partners, L.P.                 SGLP               2/13/2008      $23.9000

Fund          Issuer                                         Ticker            Underwriter     Underwriting Spread

FUNDEQ        SemGroup Energy Partners, L.P.                 SGLP                 CITI         4.125%

Fund          Issuer                                         Ticker             Currency       Underwriting Spread (US$)

FUNDEQ        SemGroup Energy Partners, L.P.                 SGLP                  USD         $0.986
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